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                    [LETTERHEAD OF COHNE RAPPAPORT & SEGAL
                          A PROFESSIONAL CORPORATION
                       525 EAST FIRST SOUTH, 5TH FLOOR
                         SALT LAKE CITY, UTAH  84102
                               (801) 532-2666]




                                July 6, 1998

CVF Corporation
916 Center Street
Lewiston, NY  14092

          Re: Opinion as to Securities Registered on Form SB-2

Gentlemen:

     We are acting as special counsel for CVF Corporation, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of (i) up to 3,324,430 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company (including 450,000 shares subject to the Agent's over-allotment option) which are offered by the Company on a minimum, maximum, best efforts basis, and (ii) 125,570 shares of the Company's Common stock offered by Selling Shareholders. The Common Stock is to be registered pursuant to a Registration Statement filed with the Securities and Exchange Commission on Form SB-2 (the "Registration Statement"). In such capacity we have examined, among other documents, the Prospectus which is a part of the Registration Statement, the Company's Amended Certificate of Incorporation and the Company's Bylaws.

     Based on the foregoing and such additional investigation as we have deemed necessary, we are of the opinion that:

     1. The shares of Common Stock to be offered and sold by the Company pursuant to the Prospectus have been duly authorized and, when issued and sold by the Company in the manner described in the Prospectus and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable under the Amended Certificate of Incorporation of the Company and the laws of the State of Nevada.

     2. The Company's shares of Common Stock owned by the Selling Shareholders, as described in the Registration Statement, have been duly and validly authorized and created and are fully paid and non-assessable.

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CVF Corporation
July 6, 1998
Page 2

     As to factual matters material to our opinions, we have relied upon the representations and warranties of the Company, upon certificates of persons who were and who are the officers of the Company and upon certificates of public officials. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have also relied on Company records and have assumed the accuracy and completeness thereof.

     We express no opinion as to the laws of any jurisdiction other than those of the United States of America, and the Business Corporation Act of the State of Nevada.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form SB-2.

                                       Very truly yours,


                                       /s/ Cohne, Rappaport & Segal



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